Exhibit 99.1

XERIS BIOPHARMA ANNOUNCES POSITIVE TOPLINE PHASE 1 CLINICAL DATA OF ITS INVESTIGATIONAL SUBCUTANEOUS (SC) LEVOTHYROXINE (XP-8121); HOSTS CONFERENCE CALL AND WEBCAST
Data demonstrate proof-of-concept showing a once weekly subcutaneous injection of XP-8121 provides similar exposure at steady-state as daily oral Synthroid®
Simulation model implies dose conversion factor of 4X
XP-8121 in healthy volunteers was generally well tolerated at all doses
Data supports further development in patients with congenital or acquired hypothyroidism who require thyroid hormone replacement
FDA End-of-Phase 1 interaction expected by year-end
Company to host conference call and webcast today at 8:30 a.m. ET

CHICAGO, IL; October 20, 2022 – Xeris Biopharma Holdings, Inc. (Nasdaq: XERS), a growth-oriented biopharmaceutical company committed to improving patient lives by developing and commercializing innovative products across a range of therapies, today announced topline results from its Phase 1 study of subcutaneous (SC) levothyroxine (XP-8121) in healthy adult volunteers. Using its XeriSol™ technology, the Company is developing a novel formulation of levothyroxine sodium (SC injection) to potentially mitigate many of the challenges associated with oral formulations of levothyroxine.
The Phase 1 study was a randomized, open-label, crossover study conducted in 60 healthy adults. The study was designed to evaluate the pharmacokinetics, dose proportionality and safety and tolerability of 600 μg, 1200 μg, and 1500 μg of XP-8121 following SC administration and to evaluate the relative bioavailability of 600 μg SC XP-8121 versus 600 μg oral (PO) levothyroxine (Synthroid ®). Single dose data from this study were used to develop a population pharmacokinetic model to simulate steady-state exposure (AUC) following weekly SC dosing of XP-8121 or daily PO dosing of Synthroid and to determine the target dose conversion at steady-state from Synthroid PO to XP-8121 SC.
“Oral levothyroxine has been the standard of care treatment for hypothyroidism for many years, and it is one of the most prescribed medicines in the United States, generating more than 100 million prescriptions per year. The Phase 1 study results offer initial proof of concept that our novel subcutaneous formulation of levothyroxine has the potential to provide patients with a once-weekly dosing, thereby potentially improving treatment adherence, as well as bypassing the gastrointestinal (GI) tract, thereby mitigating limitations of oral therapy,” said Paul R. Edick, Xeris’ Chairman and CEO. “We have requested a meeting with the FDA and expect feedback by the end of the year.”
“We are very encouraged with the results of the Phase 1 study of XP-8121, our subcutaneous injection of levothyroxine. The data show that subjects receiving XP-8121 SC have slower absorption, lower peak plasma, and higher extended exposure compared to Synthroid PO at the comparable dose of 600 μg. In addition, exposure was proportional over the range of ascending XP-8121 doses studied. Simulations based on the population pharmacokinetic model indicate that exposure from weekly XP-8121 1200 μg SC doses overlaps daily Synthroid PO 300 μg suggesting a dose conversion factor of 4x,” said Ken Johnson, PharmD, Xeris’ Senior Vice President, Global

Development and Medical Affairs. “Importantly, single SC doses of XP-8121 at all doses were safe and well tolerated and no XP-8121 studied dose was different from Synthroid 600 μg PO with respect to the safety findings.”
Conference Call and Webcast Details
Xeris will host a conference call and webcast today, Thursday, October 20, 2022, at 8:30 a.m. Eastern Time. To pre-register for the conference call please use this link: https://www.netroadshow.com/events/login?show=f4a7da25&confId=43411
After registering, a confirmation email will be sent, including dial-in details and a unique code for entry. The Company recommends registering a minimum of ten minutes prior to the start of the call. Following the conference call, a replay will be available until Thursday, November 8, 2022, at US:1 929 458 6194, US Toll Free: 1 866 813 9403, UK: 0204 525 0658, Canada: 1 226 828 7578, or all other locations: +44 204 525 0658 Access Code: 573410. In addition, a live audio of the conference call will be available as a webcast. To join the webcast, please visit “Events” on investor relations page of the Company’s website at www.xerispharma.com or use this link https://events.q4inc.com/attendee/711397177
About Hypothyroidism
Hypothyroidism, or underactive thyroid, happens when your thyroid gland doesn't make enough thyroid hormones to meet your body's needs. Your thyroid is a small, butterfly-shaped gland in the front of your neck. It makes hormones that control the way the body uses energy. These hormones affect nearly every organ in your body and control many of your body's most important functions. For example, they affect your breathing, heart rate, weight, digestion, and moods. Without enough thyroid hormones, many of your body's functions slow down.
About Levothyroxine
Therapeutically, levothyroxine is administered when the body is deficient in the endogenous hormone. Administration of levothyroxine is thus indicated for acquired thyroid disease (primary hypothyroidism), in cases of decreased secretion of TSH from the anterior pituitary gland (secondary hypothyroidism), and in cases of decreased secretion of TRH from the hypothalamus (tertiary hypothyroidism) and for congenital hypothyroidism. In most patients, hypothyroidism is a permanent condition requiring lifelong treatment. The goal of therapy is restoration of the euthyroid state, which can reverse the clinical manifestations of hypothyroidism and significantly improve quality of life.
About XeriSol™
The proprietary XeriSol™ non-aqueous formulation technology platform is designed to address the limitations of aqueous formulations for peptide and small molecule drugs. The solutions are formulated using biocompatible, non-aqueous solvents that impart high stability and solubility to drugs allowing for development of room temperature stable, ready-to-use formulations. XeriSol™ formulations have been used extensively in global commercial products (Gvoke®/Ogluo®) and clinical trials. The technology is protected by an extensive patent estate, trade secrets and know-how, and it is available for licensing.
About Xeris
Xeris (Nasdaq: XERS) is a growth-oriented biopharmaceutical company committed to improving patient lives by developing and commercializing innovative products across a range of therapies. Xeris has three commercially available products; Gvoke®, a ready-to-use liquid glucagon for the treatment of severe hypoglycemia, Keveyis®, the first and only FDA-approved therapy for primary periodic paralysis, and Recorlev® for the treatment of endogenous Cushing’s syndrome. Xeris also has a pipeline of development programs to extend the current marketed products into important new indications and uses and bring new products forward using its proprietary formulation technology platforms, XeriSol™ and XeriJect™, supporting long-term product development and commercial success.
Xeris Biopharma Holdings is headquartered in Chicago, IL. For more information, visit www.xerispharma.com, or follow us on Twitter, LinkedIn, or Instagram.

Forward-looking Statement
Any statements in this press release about future expectations, plans and prospects for Xeris Biopharma Holdings, Inc., including the development of a sub-cutaneous formulation of levothyroxine, the market and therapeutic potential of Xeris’ products and product candidates, expectations regarding clinical data or results from planned clinical trials, the timing of clinical trials, the timing or likelihood of regulatory approval and commercialization of its product candidates, the timing or likelihood of expansion of current marketed products into new indications and uses or into additional markets, the potential utility of its proprietary formulation technology platforms, and other statements containing the words “expected,” “will,” “would,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on numerous assumptions and assessments made in light of Xeris’ experience and perception of historical trends, current conditions, business strategies, operating environment, future developments, and other factors it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Various factors could cause Xeris’ actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements, including the impact of COVID-19 on our business operations and clinical activities, our ability to fund our product development programs or commercialization efforts, whether our clinical trials demonstrate efficacy and safety to the satisfaction of the FDA or other regulatory authorities, and whether our products will achieve and maintain market acceptance. No assurance can be given that our expectations will be realized and persons reading this communication are, therefore, cautioned not to place undue reliance on these forward-looking statements. Additional information about economic, competitive, governmental, technological, and other factors that may affect Xeris is set forth in the "Risk Factors" section of the most recently filed Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission, the contents of which are not incorporated by reference into, nor do they form a part of, this communication. Forward-looking statements in this communication are based upon information available to Xeris, as of the date of this communication and, while believed to be reasonable, actual results may differ materially. Subject to any obligations under applicable law, Xeris does not undertake any obligation to update any forward-looking statement whether as a result of new information, future developments or otherwise, or to conform any forward-looking statement to actual results, future events, or to changes in expectations.

Investor Contact
Allison Wey
Senior Vice President, Investor Relations and Corporate Communications
awey@xerispharma.com
312-736-1237